UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Emtec, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scott K. Baker

Dechert LLP

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EMTEC, INC.

525 Lincoln Drive West

5 Greentree Center, Suite 117

Marlton, New Jersey 08053

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON January 22, 2007

__________________

Dear Stockholders,

The Annual Meeting of Stockholders of Emtec, Inc. (the “Company”) will be held at 309 Fellowship Road, 2nd Floor, Mt. Laurel, NJ  08054, on Monday, January 22, 2007, commencing at 10:00 a.m for the following purposes:

•	To elect one Class A director to the Board of Directors to serve for a term ending at the 2010 Annual Meeting and until his respective successor has been elected and qualified;
•	To elect one Class B director to the Board of Directors to serve for a term ending at the 2008 Annual Meeting and until his successor has been elected and qualified;
•	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2007; and
•	To attend to any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders, who will be entitled to notice of, and vote at, the Annual Meeting, or any adjournment thereof, is December 29, 2006. The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy, which is solicited by us and our Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the Annual Meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

EMTEC, INC.

By:	Sam Bhatt, Secretary

Trenton, New Jersey

December 29, 2006

EMTEC, INC.

525 Lincoln Drive West

5 Greentree Center, Suite 117

Marlton, New Jersey 08053

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON January 22, 2007

This proxy statement and the accompanying proxy card are being mailed beginning on or about December 29, 2006 to the owners of shares of Common Stock of Emtec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on January 22, 2007, at 10:00 a.m. at 309 Fellowship Road, 2nd Floor, Mt. Laurel, NJ  08054 and any adjournment thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting and as further discussed herein. This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors (the “Board”) does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2006, accompanies this proxy statement.

- i -

TABLE OF CONTENTS

Page
Questions and Answers	1
Corporate Governance	3
Election of Directors (Items 1 and 2 on Proxy Card)	6
Ratification of Independent Public Accountants (Item 3 on Proxy Card)	8
Executive Compensation	11
Management	18
Stock Ownership	20
Certain Relationships and Related Transactions	22
Performance Graph	24
Compliance with Section 16(a) of the Securities Exchange Act of 1934	26
Stockholder Proposals for the 2008 Annual Meeting	26
Other Matters	26

- ii -

QUESTIONS AND ANSWERS

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than two, to whom you wish to give your proxy.

Q:	WHO IS SOLICITING MY VOTE?

A:

This proxy solicitation is being made on behalf of us and our Board of Directors. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock.

Q:	WHO IS ENTITLED TO VOTE?

A:

Stockholders as of the close of business on December 29, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, 14,385,286 shares of our Common Stock were outstanding and eligible to vote. Every holder of Common Stock is entitled to one vote for each share held. A list of stockholders eligible to vote will be available at our principal place of business, 525 Lincoln Drive West, 5 Greentree Center, Suite 117, Marlton, New Jersey, beginning January 2, 2007. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

Q:	WHO WILL COUNT THE VOTE?

A:	Representatives of our transfer agent, Zions Bank, will count the votes.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Zions Bank, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit Zions Bank to tabulate and certify the vote and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

Q:	WHAT IS A QUORUM?

A:

A “quorum” is a majority of the outstanding shares of our Common Stock entitled to vote on December 29, 2006. These shares must be present at the Annual Meeting, in person or by proxy, for the meeting to be held for the transaction of business.

Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS?

A:

Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the Annual Meeting. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting and voting thereon. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Items 1, 2, and 3 has been cast.

Q:	WHO CAN ATTEND THE ANNUAL MEETING:

A:

All stockholders as of December 29, 2006, the record date, can attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker) to gain entrance to the Annual Meeting.

Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Stephen C. Donnelly, our Chief Financial Officer, to vote on such matters at their discretion.

Q:	WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:

As of December 29, 2006, 2006, Mr. Desai owned a total of 7,622,488 shares of our Common Stock (53.0%), 7,022,488 of which are owned through DARR Westwood LLC, in which he is a sole member and 600,000 of which are owned through DARR Emtec LLC, in which he is a member, and Mary Margaret Grabel, spouse of Keith Grabel, President of Westwood, owned 1,905,622 shares (13.2%).

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. The Board delegates the conduct of business to the Company’s senior management team. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Board and Committee Meetings

Our Board usually meets four times a year in regularly scheduled meetings. It may meet more often if necessary. During the fiscal year ended August 31, 2006, the board held five meetings. Each director attended all the meetings. The Chairman usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may also raise other matters at the meetings.

We have a Code of Ethics, which was adopted in its current form in July 2004, applicable to all of its employees, including its Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, as well as the members of its Board. The Code of Ethics seeks to ensure compliance with all applicable laws and to maintain the highest standards of ethical conduct. The Code of Ethics sets out basic principles and methodology to help guide all of our officers, directors and employees in the attainment of this common goal.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Any stockholder recommendation of a director candidate should include the candidate’s name, biographical data and a detailed description of the candidate’s qualifications for Board membership, and should be sent to Emtec, Inc., 525 Lincoln Drive West, 5 Greentree Center, Suite 117, Marlton, New Jersey 08053, Attention: Sam Bhatt. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Board.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both by telephone and email, on our website (www.emtecinc.com) under the heading “About Us – Investor Relations.” By following the link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone or mail that are directed to the Board are forwarded to the Board by one of our officers.

Board Member Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All directors attended our 2006 Annual Meeting of stockholders except Mr. Robert Mannarino, who was not our director at that date.

Director Independence

The Board of Directors has determined that Messrs. Chandler and Mannarino are independent under the listing standards of the National Association of Securities Dealers.

Committees of the Board of Directors. The Board of Directors has established two standing committees.

Audit Committee - - assists the Board of Directors in monitoring: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s external auditors. In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our internal and external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. Each of the members of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met two times during 2006. The Audit Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com. The current members of the Audit Committee are Mr. Chandler (Chairman) and Mr. Mannarino. The Board has determined that Mr. Chandler is a financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee - - reviews and determines compensation arrangements for the President and the other executive officers. The Compensation Committee also administers our equity compensation plans and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors. The Compensation Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com. The Compensation Committee held four meetings during 2006. The current members of the Compensation Committee are Mr. Mannarino (Chairman) and Mr. Chandler. Each member of the Compensation Committee is “independent” as defined under the listing standards of the National Association of Securities Dealers.

Nominating and Corporate Governance - - At this time, given that the Board consists of five members, two of whom are “independent” as defined under the listing standards of the National Association of Securities Dealers, the Board has concluded that all members of the Board of Directors should convene for purposes of considering potential candidates to the Board. We expect that the Board will continue to review whether formation of a nominating and governance committee is appropriate.

The Independent Directors will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Independent Directors will use to evaluate candidates is set forth on page 3 under the subheading “Board and Committee Meetings” and on page 26 under the heading “Stockholder Proposals for the 2008 Annual Meeting.”

Director Compensation

Effective June 1, 2006, our independent directors, Mr. Gregory P. Chandler and Mr. Robert Mannarino, who are not employees of the Company, became entitled to receive an annual fee of $15,600. Non-employee directors also receive a fee for each regular meeting of the Board of Directors attended in person and a fee for each regular meeting of the Board of Directors attended telephonically. In addition, non-employee directors receive a fee for each special meeting of the Board of Directors attended. These meeting fees range from $100 a meeting to $1,000 per day per meeting. Independent directors receive reimbursement of out-of-pocket expenses incurred for each Board meeting or committee meeting attended and any other expenses incurred while working in his capacity as a Board member. Prior to June 1, 2006 and since August 5, 2005, our independent directors received an annual fee of $20,000, plus stock options.

In fiscal 2006, Mr. Chandler received $20,000 and Mr. Mannarino received $5,000 for services to the Board during the fiscal year ended August 31, 2006. On October 19, 2006, each of Mr. Chandler and Mr. Mannarino received options to purchase an aggregate of 20,000 shares of Common Stock for joining the board. On November 3, 2006, Mr. Chandler received options to purchase 20,000 shares of Common Stock for services performed during the year ended August 31, 2005 and 2006 and Mr. Mannarino received option to purchase 10,000 shares of Common Stock for services performed during the year ended August 31, 2006.

Directors who are employees of the Company do not receive additional compensation for serving on the Board or committees of the Board.

ELECTION OF DIRECTORS

ITEMS 1 AND 2 ON PROXY CARD

Our Certificate of Incorporation and Bylaws provide that our business will be managed by a Board of Directors. Our Board of Directors currently has five directors, divided into two classes. Four of the directors are Class A directors and one of the directors is Class B director. Each of the Class A directors serves for a term of three years or until his successor is elected and qualified and the Class B directors serves for a term of one year or until his successor is elected and qualified.

Director candidates are nominated by the Board of Directors. The Board of Directors did not receive any stockholder recommendations for a director candidate to be considered for election at the Annual Meeting.

At the Annual Meeting, one Class A director and one Class B director are to be elected. Mr. Mannarino, and Mr. Grabel have consented to being named as nominees for director of the Company and have agreed to serve if elected. We do not anticipate that either of them will be unable to stand for election. If that occurred, the Board would designate a substitute. If a substitute were designated, the shares represented by proxy will be voted for the substituted candidate designated by the Board of Directors. You may vote for or withhold from voting on this matter. Assuming a quorum is present, director elections are determined by a plurality of the votes cast at the Annual Meeting.

Information about the Nominees

Nominee for election to the Board of Directors as a Class A director, for a three-year term expiring in 2010.

Robert Mannarino	Director since May 24, 2006

Director. Mr. Mannarino, age 49, is currently the President of Boardroom Associates, a strategy consulting firm. Prior to this, Mr. Mannarino served as the Chairman, CEO and President of RewardsPlus, a benefits administration outsourcing firm. Mr. Mannarino has served as the President and Chief Operating Officer of two public companies, ICT Group and CDI Corporation, respectively. Mr. Mannarino has also served as the Chief Operating Officer of Checkfree’s Investment Services business and has held senior positions at ADP and Citigroup. Mr. Mannarino has an MBA from the University of Chicago Graduate School of Business and a Bachelor of Science Degree in Computer Science from Union College.

Nominee for election to the Board of Directors, as a Class B director, for a one-year term expiring in 2008.

Keith Grabel	Director since August 5, 2005

Director and President of Sales and Markting. Since August 5, 2005, Mr. Grabel has been Director and President of Sales and Marketing of the Company. Prior to August 2005 and from 2000, Mr. Grabel held the positions of president and director of Westwood Computer Corporation. Mr. Grabel graduated from the University of Miami School of Business in 1974.

Board Recommendation

Your Board of Directors unanimously recommends a vote FOR the election of Mr. Mannarino, as a Class A director and FOR the election of Mr. Grabel as a Class B director.

Current Directors whose terms expire in 2009

Dinesh R. Desai	Director since August 5, 2005

Chairman, Chief Executive Officer and President. Since August 5, 2005, Mr. Desai, age 56, has been Chairman of the Board, Chief Executive Officer and President of the Company. Prior to August 2005 and from 1986, Mr. Desai has been the Chairman and CEO of DARR Global Holdings, Inc., a management consulting firm. Since 2004, he has served as Chairman on the Board of Directors of Westwood Computer Corporation. Mr. Desai was a President, CEO, Co-Chairman and an owner of a privately-held manufacturer, Western Sky Industries (“Western Sky”), of highly engineered, proprietary component parts used primarily in aerospace applications. Western Sky grew from approximately $3mm in revenues to over $170 million in revenues during the 1990’s prior to being sold to McKechnie in 1999. Prior to 1986, Mr. Desai spent twelve years with American Can and Arco Chemical in various management positions, including marketing, manufacturing, finance, planning and research and development. Mr. Desai has also served as a member of the Board of Directors of the Enterprise Center, a Nonprofit Organization. Mr. Desai holds a Bachelor of Science Degree in chemical engineering from the Indian Institute of Technology in Bombay, India, and a Masters of Science Degree in both chemical and industrial engineering from Montana State University. He earned a Masters in Business Administration from Temple University in 1978.

Brian McAdams	Director since August 5, 2005

Director and Vice Chairman. Since August 5, 2005, Mr. McAdams, age 64, has been Director and Vice Chairman of the Company. Prior to August 2005 and from 2001, Mr. McAdams served as a Senior Partner with DARR Global Holdings, as the Vice Chairman of Westwood Computer Corporation, the CEO of Passport Express Services, Inc., and the CEO of My Help Desk, Inc. He has held prior positions as director at two public companies: Crusader Bank Corporation and National Media Corporation, where he served as both Chairman and CEO.

Gregory Chandler	Director since August 5, 2005

Director. Mr. Chandler, age 40, currently works as the Managing Director of the Business and IT Services Investment Banking Practice at Janney Montgomery Scott LLC, where he has been employed since 1999. Prior to this, he worked as a manager in the Office of the CFO consulting practice at PricewaterhouseCoopers. He has also worked in the Business Assurance Practice at Coopers & Lybrand, and served as an officer in the United States Army. Mr. Chandler received his undergraduate degree from the United States Military Academy at West Point and a Masters in Business Administration from Harvard University.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 3 ON PROXY CARD

Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed the firm of McGladrey & Pullen, LLP (“McGladrey”), as the independent registered public accounting firm, to audit and report on our consolidated financial statements for our fiscal year ended August 31, 2007.

As previously disclosed, on March 29, 2006, the Company dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The Company’s board of directors, then functioning as the audit committee, unanimously approved the dismissal of EY.

EY’s reports on the Company’s financial statements for each of our two fiscal years ended August 31, 2005 and 2004, respectively (collectively, the “Prior Fiscal Years”), contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

McGladrey was retained as our independent registered public accounting firm. We did not consult with McGladrey during (i) either the Prior Fiscal Years or the Interim Period with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a Disagreement or a Reportable Event.

Pursuant to Item 304(a)(3) of Regulation S-K, we have provided EY and McGladrey with a copy of this proxy statement. If either of these accounting firms believes the statements made in this proxy statement is incorrect or incomplete, it is entitled to present its views in a brief statement to be included in this proxy statement.

One or more representatives of McGladrey are expected to attend the Annual Meeting. They will have the opportunity to speak at the meeting if they desire to do so and will also be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees

The following table sets forth the aggregate fees incurred by us for the fiscal years ended August 31, 2006 and 2005 to our prin cipal auditing firm:

	2006		2005
Audit Fees	$282,356	(1)	$450,000
Audit Related Fees	0		0
Tax Fees	0		38,530
All Other Fees	0		145,000
Total	$282,356		$633,530

(1) Includes $45,242 paid to EY in connection with the SAS 100 review of Form 10-Q for three months ended November 30, 2005.

Audit Fees: The Audit Fees for the fiscal years ended August 31, 2006 and August 31, 2005 were for professional services rendered for the audits of the financial statements of the Company, quarterly reviews, and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit Related Fees: The Audit Related Fees for the fiscal years ended August 31, 2006 and August 31, 2005 were for attendance at the annual stockholders meeting.

Tax Fees: The Tax Fees for the fiscal years ended August 31, 2006 and August 31, 2005 were for services performed in connection with income tax compliance.

All Other Fees: All Other Fees for the fiscal years ended August 31, 2006 and August 31, 2005 were for professional services rendered relating to acquisitions and other technical services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.

All the services described above were approved by our Audit Committee. In accordance with the charter of our Audit Committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the Audit Committee. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

In making its recommendation to ratify the appointment of McGladrey as our auditor for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by McGladrey are compatible with maintaining the independence of McGladrey.

Your Board of Directors unanimously recommends a vote FOR the ratification of the selection of McGladrey & Pullen, LLP as the auditors of the Company.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee (“Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors, and is composed of two independent Directors who are not officers or employees of the Company. In 2006, the Audit Committee consisted of Gregory Chandler and, upon his appointment as Director on May 24, 2006, Robert Mannarino. The Audit Committee operates under a written charter that was adopted in July 2006 by the Board of Directors. The Audit Committee held two official meetings between the date the Charter was adopted and the end of the fiscal year. The Audit Committee Charter can be accessed on the Internet via the Company’s website at www.emtecinc.com.

All current members of the Company’s Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission. Gregory Chandler, the Chairman of the Audit Committee meets the definition of “audit committee financial expert” (as defined by the Securities and Exchange Commission).

The Audit Committee oversees the Company’s financial reporting process on behalf of the board. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principals generally accepted in the United States (“GAAP”). The Company’s independent auditors are responsible for auditing those financial statements.

Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with the independent auditors. The Audit Committee has also discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors their independence. The Audit Committee reviews and approves any non-auditing services to be provided by McGladrey & Pullen, LLP prior to the firm being retained to perform such services.

We are not employees of the Company and we are not accountants or auditors by profession. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectively and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that our Company’s independent accountants are in fact “independent.”

The Audit Committee has reappointed, subject to stockholder ratification, the firm of McGladrey & Pullen, LLP, certified public accountants, as the Company’s independent registered public accounting firm to audit and report upon the Company’s financial statements for 2007. In appointing McGladrey & Pullen, LLP as the Company’s auditors for the year ending August 31, 2007, the Audit Committee has considered whether McGladrey & Pullen, LLP’s provision of services other than audit services are compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

GREGORY CHANDLER, CHAIRMAN

ROBERT J. MANNARINO

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation that we paid for services rendered by our Chief Executive Officer and our four most highly paid executive officers other than our Chief Executive Officer, during the fiscal year ended August 31, 2006 and to our former chief executive officer and president:

Summary Compensation Table

							Long Term Compensation
		Annual Compensation					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards	Number of Options	Long Term Incentive Payouts	All Other Compensation

Dinesh R. Desai (1)	2006	$285,000	—		—		—	—	—	$350,000	(4)
Chief Executive	2005	$19,731	—		—		—	—	—	$350,000	(4)
Officer	2004	—	—		—		—	—	—	$116,664	(4)

Keith Grabel (2)	2006	$283,654	$410,000	(8)	—		—	—	—	—
President Sales and	2005	$258,654	$381,250		—		—	—	—	—
Marketing	2004	$192,074	$498,750		—		—	—	—	—

Mary Grabel (3)	2006	$283,654	—		—		—	—	—	—
Treasurer – Westwood	2005	$258,654	—		—		—	—	—	—
Computer Corporation	2004	$124,901	$542,000		—		—	—	—	—

Stephen C. Donnelly (1)	2006	$180,000	$150,000		—		—	—	—	—
Chief Financial	2005	$12,462	—		—		—	—	—	—
Officer	2004	—	—		—		—	—	—	—

John P. Howlett (5)	2006 (August)	$225,084	—		$15,000	(9)	—	—	—	$4,199	(6)
Former Chief Executive	2005 (August)	$94,310	—		—		—	—	—	$6,354	(6)
Officer and Current	2005 (March)	$229,280	—		—		—	—	—	$15,250	(6)
Vice Chairman of
Corporate Development

Ronald A. Seitz (5)	2006 (August)	$225,084	—		$27,000	(9)(10)	—	—	—	$6,343	(6)(7)
Former Chief	2005 (August)	$94,310	—		—		—	—	—	$1,893	(7)
Operating Officer and	2005 (March)	$229,280	$25,000		—		—	—	—	$4,544	(7)
Former President,
Current President of
Emtec Operations

(1)	Members of the new executive management team as of August 5, 2005 pursuant to the merger with DARR . These individuals were not employed by the Company or its predecessors before August 5, 2005.
(2)

Members of the new executive management team as of August 5, 2005 pursuant to the merger with DARR Westwood Technology Corporation. President of Westwood Computer Corporation (“Westwood”) during the entire three year period ended August 31, 2006.

(3)	Spouse of Keith Grabel.
(4)	Management fees accrued to DARR Global Holdings Inc. at an annual rate of $350,000 beginning April 16, 2004.

(5)

Former executive officers of Emtec, Inc. prior to August 5, 2005. Compensation amounts for the years preceding the current fiscal year are based upon former March fiscal year end of Emtec (the 12 month periods ending on March 31, 2004 and March 31, 2005) and the period of April 1, 2005 through August 31, 2005, respectively. Compensation for the current fiscal year is for the entire 12 month period ending August 31, 2006.

(6)	Reflects employer contributions for life insurance premiums and for disability insurance premiums.
(7)	Reflects employer contribution for life insurance premiums.
(8)	Bonus paid per the employment agreement dated April 16, 2004.
(9)	Reflects $15,000 annual automobile allowance.
(10)	Reflects $12,000 annual cash allowance.

Stock Option Grants During Fiscal Year 2006

None of the named executive officers listed in the Summary Compensation Table were granted stock options during the fiscal year ended August 31, 2006 nor did any such officers hold any unexercised stock options as of August 31, 2006.

Executive Employment Agreements

John Howlett. We entered an employment agreement, dated as of July 14, 2005, with Mr. Howlett, pursuant to which Mr. Howlett is to serve as our President of Northeast Operations for a period commencing on the effective date of the Merger (the “Effective Date”) and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr. Howlett is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Howlett is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 50% of his base salary based upon the achievement by Emtec of performance criteria set forth in the employment agreement.

Mr. Howlett’s employment is subject to early termination in the event of his death or disability or in the event that either he or Emtec elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Howlett will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of Emtec in which he was a participant during his employment with Emtec in accordance with the terms of the employment agreement. In the case that Mr. Howlett’s employment is terminated by us without cause or his employment terminates in the event of death or disability, he will be entitled to his base salary for the entire initial term of employment and to a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

Ronald Seitz. We entered an employment agreement, dated as of July 14, 2005, with Mr. Seitz, pursuant to which Mr. Seitz is to serve as our President of Southeast Operations for a period commencing on the Effective Date and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr. Seitz is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Seitz is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 50% of his base salary based upon the achievement by Emtec of performance criteria set forth in the employment agreement.

Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or Emtec elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Seitz will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of Emtec in which he was a participant during his employment with Emtec in accordance with the terms of the employment agreement. In the case that Mr. Seitz’s employment is terminated by us without cause or his employment terminates in the event of his death or disability, he will be entitled to his base salary for the entire initial term of employment and a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

Keith Grabel. Westwood entered an employment agreement, dated as of April 16, 2004, with Mr. Grabel, pursuant to which Mr. Grabel is to serve as president of that company, for an initial period commencing on April 16, 2004, and terminating on April 16, 2009, which will automatically be extended for one (1) additional year at the end of the initial five (5) year term, and again each successive year thereafter. Such annual extensions may cease by either party delivering written notice of such cessation to the other party with at least sixty (60) days notice. Under the terms of this agreement, Mr. Grabel is entitled to receive an annual base salary of (i) $250,000 in the first year of the term of employment, (ii) $275,000 in the second year of the term of employment, (iii) $300,000 in the third year of the term of employment, and (iv) $325,000 in the fourth year of the term of employment. Mr. Grabel’s base salary for each year will be increased to 200% of his then-current salary in the event that Westwood terminates its employment agreement with Margaret Grabel. In addition, Mr. Grabel is to receive an annual bonus of (i) $375,000 in the first year of the term of employment, (ii) $400,000 in the second year of the term of employment, (iii) $440,000 in the third year of the term of employment, and (iv) $400,000 in the fourth year of the term of employment, payable in quarterly installments in each year.

Mr. Grabel’s employment is subject to early termination in the event of his death or disability or in the event that either he or Westwood elect to terminate his employment under certain circumstances. In the event his employment is terminated by Mr. Grabel during the term of the agreement, Mr. Grabel will be entitled to (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata portion of his termination salary, which shall be (a) $150,000 for the first year of the term of employment, (b) $200,000 for the second year of the term of employment, (c) $250,000 for the third year of the term of employment, (d) $300,000 for the fourth year of the term of employment, and (v) $350,000 for the fifth year of the term of employment, (iii) payment for accrued vacation days, (iv) any bonus payments, and (v) all amounts payable and benefits accrued under any applicable plan, or arrangements of the company. In the event Westwood terminates Mr. Grabel’s employment for any reason, Mr. Grabel will be entitled to (i) all amounts due to him under the agreement, (ii) all amounts due and owing under the note made by Westwood in the amount of $750,000 in favor of Four Kings Management LLC and (iii) all amounts due and owing under the 5% note and 8% note made by Westwood in favor of Mr. Grabel.

Brian McAdams. On June 21, 2006, we entered into an employment agreement with Mr. Brian McAdams, our Vice Chairman, pursuant to which Mr. McAdams will continue to serve as our Vice Chairman. The Agreement terminates on August 31, 2007, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of the Agreement, Mr. McAdams is entitled to receive a base salary of $200,000, payable in accordance with our normal payroll practices. In addition, beginning with the fiscal year ending August 31, 2006, Mr. McAdams shall be eligible to participate in our bonus compensation plan for executives.

Mr. McAdams’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elect to terminate his employment. In the event his employment is terminated for any reason during the term of the Agreement, Mr. McAdams will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of the Agreement. In the case that Mr. McAdams’s employment is terminated by the Registrant without cause, he will be entitled to his base salary payable in installments on regular payroll dates through August 31, 2007.

Mr. Desai and Mr. Donnelly are currently paid a salary of $285,000 and $180,000, respectively, on annual basis. The Board of Directors intends to put employment contracts in place in 2007 for these two executives.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2006 was an officer or employee of the Company, or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, none of the other executive officers, directors or Compensation Committee members of the Company currently serve, or have in the past served, on the Compensation Committee of any other company whose directors and executive officers have served on the Company’s Compensation Committee.

EXECUTIVE COMPENSATION AND REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

The Compensation Committee of the Board of Directors is currently composed of two non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern executive annual salary, bonus and stock ownership programs. The Compensation Committee annually evaluates the performance of and determines and reports to the full board, the compensation of the Chief Executive Officer (“CEO”) and our other executive officers based upon a combination of the achievement of corporate goals and individual performances.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors establishes, oversees and directs the Company’s executive compensation programs and policies and administers the Company’s equity compensation plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, management programs and business financial performance in order to enhance shareholder value. The Compensation Committee consists of two non-employee directors. In 2006, the Compensation Committee consisted of Robert Mannarino and Gregory Chandler.

The goals of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation that is designed to attract, motivate and retain executives of outstanding ability and potential and to align the interest of executive officers with the interests of the Company’s stockholders. The Compensation Committee’s goal is to provide incentives for superior individual performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus, restricted stock grants and stock option grants. In general, the exercise price of stock option grants will be set in two tiers, the first will be equal to the fair market value of the Common Stock on the date of grant and the second will be set at a premium to the current fair market value of the Common Stock.

The Board as a whole meets to discuss executive compensation. For fiscal year 2007, the Board has determined as follows.

Executive Compensation Summary

Executive Compensation Program. The Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to contribute to the Company’s goals and objectives and its overall financial success. Compensation for the Company’s executives may consist of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company’s performance and on the individual’s contribution and performance.

Salary. The Compensation Committee reviews the salary of each executive officer in relation to previous salaries, personal performance, and salaries of executive officers in the industry and general economic conditions. The salaries are set at levels intended to motivate and retain highly qualified executives whom the Board believes are important to the continued success of the Company.

Bonuses. The Company provides bonus compensation that is intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company’s financial success. An executive officer could earn bonus compensation based in part upon achievement by the Company of certain financial performance objectives and in part by achievement of individual operating objectives designed to enhance future performance by the Company. No performance bonuses were paid in 2006 except for Stephen Donnelly, received a signing and performance bonus and bonuses were paid to Keith Grabel in accordance with the terms of his employment agreement in fiscal 2006.

Bonuses for future fiscal years will be provided pursuant to our new Senior Management Annual Incentive Plan, discussed below.

Non-Cash Incentives. The Company has the ability to grant stock options and restricted stock to provide long-term incentives for the executive officers. Although none of the named executive officers listed in the Summary Compensation Table were granted stock options or restricted stock during the fiscal year ended August 31, 2006, equity grants under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Equity Plan”) since then are designed to better align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer’s level of responsibility, relative position within the Company, and is approved by the Compensation Committee. Equity grants may be awarded as bonus compensation under the Senior Management Annual Incentive Plan, discussed below.

Senior Management Annual Incentive Plan. On November 3, 2006, in connection with its work with an outside compensation consultant and upon the recommendation of the Compensation Committee, the Company approved the Senior Management Annual Incentive Plan (the “Incentive Plan”) to pay annual bonuses to certain full-time management employees of the Company and its subsidiaries based on the Company’s achievement of annual performance goals and, if applicable, a participant’s achievement of individual performance goals. The Company’s performance goals for any fiscal year will be based on earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, business unit or departmental objectives, or some combination of the foregoing, to be determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, the Company’s Chief Executive Officer and other members of the Company’s senior management will be eligible to receive a bonus under the Incentive Plan, provided they have been employed by the Company for at least six months. The Compensation Committee will annually designate a percentage of each participant’s base salary (ranging from 10% to 50%) or dollar amount as such participant’s “bonus opportunity” if target performance is achieved. The threshold, or minimum, bonus that may be earned by a participant is 25% of such participant’s bonus opportunity and the target bonus that may be earned is 100% of such bonus opportunity. No bonuses will be paid unless the performance goals are achieved at the threshold level or above. A straight line sliding scale will be used for calculating the percentage of bonus opportunity earned between the threshold and target levels. Participants may receive additional bonuses if performance exceeds the target level.

Bonuses for 2007 will be based on the Company’s attainment of specified levels of EBITDA and earnings per share. The Committee has approved the following bonus opportunities for 2007 for the following participants:

Name	2007 Bonus Opportunity
Dinesh Desai, Chairman, President and Chief Executive Officer	50% Base Salary
Brian McAdams, Vice Chairman	30% Base Salary
Stephen Donnelly, Chief Financial Officer	30% Base Salary
Ronald Seitz, President – Emtec Operations	50% Base Salary
Keith Grabel, President – Sales and Marketing	$75,000

Bonuses earned for fiscal year 2007 will be paid in a combination of cash (70%) and restricted stock (30%), following the Committee’s determination and certification that performance goals were achieved for the fiscal year to participants who remain employed on the date of payment. Restricted Stock awards will be granted under the Equity Plan, and will vest on the first anniversary of the date of grant. Subject to the prior approval of the Compensation Committee, participants may elect to have all or a portion of the cash bonus paid in immediately vested stock options.

Equity Awards

In connection with the Incentive Plan’s implementation, the Compensation Committee also approved the payment of awards under the Incentive Plan on November 3, 2006 to the individuals set forth in the table below. Such awards will be paid in shares of restricted stock to be granted under the Equity Plan in the amounts set forth in the table below. The number of shares were calculated based upon the closing stock price of $1.24 per share of the Company’s common stock on the NASDAQ OTC stock exchange on November 1, 2006.

Name	Restricted Shares
Dinesh Desai, Chairman and Chief Executive Officer	114,919
Brian McAdams, Vice Chairman	80,645
Stephen Donnelly, Chief Financial Officer	43,548

The shares of restricted stock vest in 25% increments over four years from the date of grant, provided that the recipient remains employed by the Company.

2006 Compensation of Chairman and Chief Executive Officer

The Compensation Committee determined the 2006 compensation for Mr. Desai’s service as Chairman, President and Chief Executive Officer in accordance with the guidelines described above. Mr. Desai is currently paid a salary of $285,000 on an annual basis. Based on the scope of services that he has and will be asked to perform from time to time, the Compensation Committee determined that his salary and incentive compensation levels are reflective of the market place for senior executive level financial and business advisors and for the type of services that Mr. Desai performs.

In addition and pursuant to a Management Services Agreement dated April 16, 2004 by and between DARR Global Holdings, Inc. and Westwood, Westwood is being charged a monthly management fee of $29,166 by DARR Global Holdings, Inc. DARR Global Holdings, Inc. is a management consulting firm, which is 100% owned by Mr. Dinesh Desai, our Chairman and Chief Executive Officer. The initial term of this agreement runs through April 2009.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Board believes that all of the compensation awarded to the Company’s executive officers during 2005 is fully deductible within this limit.

The members of the Board of Directors respectfully submit this report.

COMPENSATION COMMITTEE
Robert Mannarino, Chairman
Gregory Chandler

MANAGEMENT

The following table sets forth certain information as to each of our executive officers:

Name	Age	Position and Offices Presently Held
Dinesh R. Desai	56	Chairman of the Board, Chief Executive Officer and President
Brian McAdams	64	Director and Vice Chairman
Keith Grabel	54	Director and President - Sales and Marketing
Stephen C. Donnelly	48	Chief Financial Officer
John P. Howlett	62	Vice Chairman of Corporate Development
Ronald A. Seitz	59	President - Emtec Operations
Philip Spagnola	50	President - Commercial Sales
Sam Bhatt	39	Vice President of Finance and Secretary

Please see the disclosure earlier in this Proxy for information the respective backgrounds and experiences of Mr. Desai, Mr. McAdams and Mr. Grabel.

Stephen Donnelly. Since August 5, 2005 Mr. Donnelly has been the Chief Financial Officer of the Company. Prior to August 5, 2005, Mr. Donnelly had been the Chief Financial Officer of DARR Global Holdings, Inc. a management consulting firm. Since 2004, he has served as an officer for Westwood Computer Corporation. Between 1993 and 2002, Mr. Donnelly worked as a Manager and Managing Director for Acquisition Management Services, Inc., a merger and acquisition advisory firm. Prior to that, he has worked as a Director of Operations for a privately-held human resource and employee benefits software developer and as a Financial Manager for a healthcare organization. Mr. Donnelly began his career with the accounting firm of PriceWaterhouse. He is a Certified Public Accountant with a Bachelor’s degree in Accounting from Villanova University (in 1980).

John P. Howlett. Since January 2006, John P. Howlett has been Vice Chairman of Corporate Development. Prior to January 2006, Mr. Howlett was President of Emtec – Northeast Operations since August 5, 2005. Prior to August 5, 2005 he was our Chairman of the Board and Chief Executive Officer since January 17, 2001 and Chief Executive Officer of Emtec-NJ since August, 1997 and Chairman of Emtec-NJ since August, 1998. He has been a director of Emtec-NJ since October, 1996. Mr. Howlett was the founder (in 1983) of Cranford, New Jersey-based Comprehensive Business Systems, Inc. (CBSI). CBSI primarily provided microcomputer systems, network integration, training, and data communications to mid-size and Fortune 1000 corporations. In October 1996, CBSI merged into Emtec-NJ. Prior to founding CBSI, Mr. Howlett was with the AT&T Long Lines Division for twelve years. He earned a Bachelor of Science degree in Electrical Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana, and a Master of Business Administration degree from Fairleigh Dickinson University in New Jersey. A Vietnam veteran, Mr. Howlett served in the U.S. Army for four years.

Ronald A. Seitz. Since March 2006, Ronald A. Seitz has been President of Emtec Operations. Prior to March 2006, Mr. Seitz was President of Emtec – Southeast Operations since August 5, 2005. Prior to August 5, 2005 he was our

President and Chief Operating Officer since February 2003 and Executive Vice-President and a director since January 17, 2001 and Executive Vice President of Emtec-NJ since March, 1996. Prior to that he was the Chief Operating Officer of Emtec-NJ. He has been a director of Emtec-NJ since April, 1995. Mr. Seitz was the founder (in 1980) of Charleston, South Carolina-based Computer Source, Inc. (CSI). CSI primarily provided microcomputer systems, network integration, and data communications to mid-size and Fortune 1000 corporations. In April 1995, CSI merged with Landress Information Systems of Mt. Laurel, New Jersey to become Emtec-NJ. Prior to founding CSI, Mr. Seitz was employed for six years as an engineer with the U.S. government in Washington, DC. He graduated from North Carolina State University with a Bachelor of Science degree and from George Washington University with an MBA in computer science. Mr. Seitz also holds a DMD degree from the Dental School at the Medical University of South Carolina.

Philip Spagnola. Since January 2006, Philip Spagnola has been President of Commercial Sales. Prior to January 2006 he was our Vice President of Sales since February 2005. Previously, Mr. Spagnola held senior management positions at Unisys, Digital Equipment Corporation and General Electric over the past twenty six years. Mr. Spagnola is a 1977 graduate of the University at Albany where he earned a Bachelor of Science degree in Business and earned a Master’s degree in Management from the Hartford Graduate Center in 1984.

Sam Bhatt. Since August 5, 2005, Sam Bhatt has been Vice President of Finance and Secretary. Prior to August 5, 2005 he was our Vice President of Finance and Treasurer of Emtec since January 17, 2001 and of Emtec-NJ since July 2000. Prior to that and from July, 1997, he was Director of Accounting for Emtec-NJ. He also held the positions at Emtec-NJ of Accounting Manager (from 1994 to July, 1997) and of Senior Accountant (from 1992 to 1994). Mr. Bhatt holds a Bachelor of Science Degree in business administration from Drexel University in Pennsylvania and a Diploma in Hotel Management from the Institute of Hotel Management and Catering Technology in Mumbai, India.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 13, 2006, based on information obtained from the persons named below, with respect to the beneficial ownership of our common stock held by:

•	each person known by us to be the owner of more than 5% of our outstanding shares;
•	each director;
•	each executive officer named in the Summary Compensation Table; and
•	all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Dinesh R. Desai	8,301,180	(3)	53.0%
Brian McAdams	600,000	(9)	4.2%
Keith Grabel	1,905,622	(4)	13.2%
Stephen C. Donnelly	0		0.0%
John P. and Rosemary A. Howlett	595,759	(5)	4.1%
Ronald A. Seitz	352,765	(6)	2.5%
Gregory Chandler	40,000	(10)	0.3%
Mary Margaret Grabel	2,225,295	(7)	15.1%
Robert Mannarino	30,000	(11)	0.2%
Philip Spagnola	0		0.0%
Sam Bhatt	0		0.0%
Carla Seitz P.O. Box 2243 Mt. Pleasant, SC 29465	332,858	(8)	2.3%
All executive officers and directors as a group (10 persons)	9,919,704		63.0%

(1)	Each stockholder’s address is c/o Emtec, 525 Lincoln Drive, 5 Greentree Center, Suite 117, Marlton, New Jersey 08053, unless otherwise indicated.

(2)

As used herein, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their shares; also includes any shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of August 31, 2005.

(3)

Held by Mr. Desai through DARR Westwood LLC in which he is a sole member. Includes 1,278,692 shares issuable upon exercise of a warrant equal to 8% of outstanding common stock of the Company. In addition, DARR Emtec LLC holds 600,000 in which Mr. Desai is a member.

(4)	Includes 1,905,622 shares owned by Margaret Mary Grabel, Mr. Grabel’s spouse. Mr. Grabel disclaims any beneficial ownership in these shares.

(5)	Owned jointly with Rosemary Howlett, Mr. Howlett’s spouse.

(6)	Excludes 332,858 shares owned by Carla Seitz, Mr. Seitz’s spouse. Mr. Seitz disclaims any beneficial interest in these shares.

(7)	Includes 319,673 shares issuable upon exercise of a warrant equal to 2% of outstanding common stock of the Company.

(8)	Excludes 352,765 shares owned by Ronald A. Seitz, Mrs. Seitz’s spouse. Mrs. Seitz disclaims any beneficial ownership in these shares.

(9)	Held by DARR Emtec LLC in which Mr. McAdams is a member.

(10)	Includes 40,000 shares issuable upon exercise of options.

(11)	Includes 30,000 shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended April 16, 2004, Westwood Computer Corporation (“Westwood”) held a note receivable from a company controlled by its former stockholders which was repaid through periodic payments. In connection with the Darr’s acquisition of Westwood’s capital stock, completed April 16, 2004, the note receivable was distributed to the former stockholders of Westwood through a dividend in the amount of $399,958. Interest income recorded on this note for the period ended April 16, 2004 totaled $21,483. There were no other dividends paid to common stockholders during the five year period ended on August 31, 2005.

Pursuant to a Management Services Agreement dated April 16, 2004 by and between DARR Global Holdings, Inc. and Westwood, Westwood is being charged a monthly management fee of $29,166 by DARR Global Holdings, Inc. DARR Global Holdings, Inc. is a management consulting firm, which is 100% owned by Mr. Dinesh Desai, our Chairman and Chief Executive Officer. The initial term of this agreement runs through April 2009.

We occupy approximately 43,000 square feet of office and warehouse space in Springfield, New Jersey. This space is leased from Westwood Property Holdings, LLC, in which Mr. Keith Grabel, our director and an executive officer, Mrs. Mary Margaret Grabel, spouse of our director and an executive officer, and Mr. David Micales, our Vice President of Operations are members. The lease term is through April 2009 with monthly base rent of $15,000.

We are occupying approximately 21,000 square feet of office and warehouse space in a 70,000 square foot building in Suwannee, Georgia. This space is leased from GS&T Properties, LLC, in which Messrs. John Howlett and Ronald Seitz, each an executive officer of our company, are passive investors, each owning an approximate 10% equity interest. The lease term is through November 2009 with monthly base rent of $12,500.

In connection with our self tender offer, two of our current officers, John Howlett and Ronald Seitz, tendered shares. After accounting for proration, 805,152 shares were accepted for tender from Mr. Howlett, with an aggregate purchase price of $1,545,891 and 476,754 shares were accepted for tender from Mr. Seitz, with an aggregate purchase price of $915,367.

Other Agreements

Subordinated Note held by Darr Westwood LLC. Westwood has issued a promissory note dated April 16, 2004 to Darr Westwood LLC, a Delaware limited liability company, of which Mr. Desai is the sole member, or permitted assigns, whereby Westwood promises to pay to the holder of such note the principal sum of $750,000. Interest on the unpaid balance of the principal amount of the note is calculated at a floating rate per month equal to the prime rate as published in the Wall Street Journal under “Money Rates” plus four percent (4%), up to a maximum of ten percent (10%). The note reaches maturity on April 16, 2009. Until that date, Westwood must pay to the holder of the note (i) $194,482 on April 16, 2007, (ii) $323,859 on April 16, 2008, and (iii) $231,659 on April 16, 2009, the date the note matures. Accrued interest from April 16, 2004, until March 28, 2007, is due on March 28, 2007. Accrued interest from March 28, 2007 until March 28, 2008 is due on March 28, 2008. Accrued interest from March 28, 2008 until April 16, 2009 is due on April 16, 2009. In addition, the holder of the note is entitled to a quarterly revenue participation fee of 0.0875% of the gross revenue of Westwood, subject to annual adjustments, total payments are capped at $120,000 per year.

Subordinated Note held by Four Kings Management LLC. Westwood has issued a promissory note dated April 16, 2004 to Four Kings Management LLC, a Delaware limited liability company, which is an affiliate of Keith Grabel, or permitted assigns, whereby it promises to pay to the holder of such note the principal sum of $750,000. Interest on the unpaid balance of the principal amount of the note is calculated at a floating rate per month equal to the prime rate as published in the Wall Street Journal under “Money Rates” plus four percent (4%), up to a maximum of ten percent (10%). The note reaches maturity on April 16, 2009. Until that date, Westwood must pay to the holder of the note a principal monthly repayment beginning on May 16, 2005 of $9,000 until the note has matured. Interest is payable on the last business day of each month beginning on April 30, 2004. In addition, the holder of the note is entitled to a quarterly revenue participation fee of 0.0875% of the gross revenue of Westwood, subject to annual adjustments, total payments are capped at $120,000 per year.

8% Subordinated Promissory Note held by Darr Westwood LLC. In connection with the Merger and in exchange for certain preferred stock in Darr held by Darr Westwood LLC, Darr issued a promissory note dated August 5, 2005 to Darr Westwood LLC whereby it promises to pay to the holder of such note the principal sum of $1.102,794. Interest on the unpaid balance of the principal amount of the note is payable at a rate of eight percent (8%) per annum. The note matures on April 16, 2009. Principal on the note is due in a single payment on the maturity date. Interest is payable annually beginning on August 5, 2008.

5% Junior Subordinated Note held by Keith Grabel. Westwood has issued certain promissory notes dated April 16, 2004 to Keith Grabel and certain of his family members, whereby it promises to pay to the holders of the notes the aggregate principal sum of $313,695. Interest on the unpaid balance of the aggregate principal amount of the notes is payable at a rate of five percent (5%) per annum. The notes reach maturity on April 16, 2009. Until that date, Westwood must pay to the holders of the notes (i) thirty percent (30%) of the principal amount on April 16, 2006, (ii) thirty percent (30%) of the principal amount on April 16, 2007, (iii) twenty percent (20%) of the principal amount on April 16, 2008, and (iv) twenty percent (20%) of the principal amount on April 16, 2009. Each principal payment is accompanied by all interest then accrued and unpaid on the notes. These notes were paid in full on December 13, 2006.

8% Junior Subordinated Note held by Keith Grabel. Westwood has issued certain promissory notes dated April 16, 2004 to Keith Grabel and certain of his family members, whereby it promises to pay to the holders of the notes the aggregate principal sum of $941,083. Interest on the unpaid balance of the aggregate principal amount of the notes is payable at a rate of eight percent (8%) per annum. The notes reach maturity on April 16, 2007. Until the date of maturity, Westwood must pay to the holders of the notes 16.67% of the aggregate principal amount due every six months. The first such payment took place on October 16, 2004, and the last payment is scheduled for April 16, 2007, the date the notes mature. Each principal payment is accompanied by all interest then accrued and unpaid on the notes. These notes were paid in full on December 13, 2006.

Family Relationships

Mary Margaret Grabel, the spouse of Keith Grabel, is an employee of Westwood and is the owner of approximately fifteen percent (15%) of our outstanding Common Stock. There are no other family relationships among our director or officers.

PERFORMANCE GRAPH

The following graph illustrates the cumulative total stockholder return (rounded to the nearest whole dollar) of our Common Stock during the period from March 31, 2002 through August 31, 2006 and compares it to the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Peer Group Index (capitalization weighted). The comparison assumes a $100 investment on March 31, 2002 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. This table is not intended to forecast future performance of our Common Stock.

EMTEC, INC.

RELATIVE MARKET PERFORMANCE

TOTAL RETURN MARCH 31, 2002 – AUGUST 31, 2006

* $100 invested on 3/31/02 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.

(1) Graph assumes $100 invested on March 31, 2002 in the Company’s Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2) Cumulative total return assumes reinvestment of dividends, if any.

(3) The Company has constructed a Peer Group Index consisting of computer systems integrators that also provide information technology services and products to their clients, including MTM Technologies, Inc., Pomeroy IT Solutions, Inc., TransNet Corporation, GTSI, Enpointe Technologies, Halifax and INSIGHT Enterprises. The Company believes that these companies most closely resemble the Company’s business mix and that their performance is representative of the industry.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with Emtec, Emtec believes that during the past two fiscal years, such reporting persons complied with the filing requirements of said Section 16(a) or any filing delinquencies by such persons were reported under the Exchange Act, except that Dinesh Desai, Brian McAdams, Keith Grabel, Stephen Donnelly, Robert Mannarino, Philip Spagnola, and Gregory Chandler did not file on a timely basis a Form 3 reflecting their initial statement of beneficial ownership and John Howlett and Ronald Seitz did not file on a timely basis Form 4s reflecting one transaction, respectively.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under SEC rules, qualified stockholders intending to present a proposal at the 2008 Annual Meeting and have it included in our proxy statement must submit the proposal in writing to Stephen C. Donnelly, Chief Financial Officer, Emtec, Inc., 525 Lincoln Drive, 5 Greentree Center, Suite 117, Marlton, New Jersey 08053. We must receive the proposal no later than October 15, 2007, and the proposal must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Stockholders’ action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the proxy statement or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

The Company filed its Annual Report on Form 10-K for the year ended August 31, 2006 with the Securities and Exchange Commission on December 1, 2006. A copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Stockholder. Requests for copies of the Annual Report should be sent to: Sam Bhatt, Secretary, 525 Lincoln Drive, 5 Greentree Center, Suite 117, Marlton, New Jersey 08619.

By Order of the Board of Directors

/s/ Sam Bhatt
Sam Bhatt Corporate Secretary

EMTEC, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned Stockholder of Emtec, Inc. (the “Company”), hereby revoking any contrary proxy previously given, hereby appoints Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Stephen C. Donnelly, our Chief Financial Officer, or any one of them (with full power to act alone and to designate substitutes and to make revocations) as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on December 29, 2006, at the 2007 Annual Meeting of Stockholders, to be held at the 309 Fellowship Road  2nd floor Mt. Laurel, NJ  08054, on Monday, January 22, 2007 at 10:00 a.m., or any adjournment or postponement thereof, for the items shown on the reverse and, in the discretion of the proxies, in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side). When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side.

(Continued and to be Completed on Reverse Side.)

					FOR	AGAINST	ABSTAIN
1.	To elect the nominees listed below as Class A Director (three year term).		3.	To ratify the Board’s selection of the firm of McGladrey & Pullen, LLP as independent registered public accounting firm of the Company.
NOMINEES

This proxy confers authority to vote “FOR” the proposals listed unless otherwise indicated. If any other business is transacted at said meeting this proxy shall be voted in accordance with the judgment of the proxies. The Board of Directors recommends a vote “FOR” the listed proposals.

Your shares will be voted as recommended by the Board of Directors unless you otherwise indicate in which case they will be voted as marked.

This proxy is solicited on behalf of the Board of Directors of Emtec, Inc. and may be revoked prior to its exercise.

	FOR ALL NOMINEES	Robert Mannarino

WITHHOLD AUTHORITY FOR ALL NOMINEES

2.	To elect the nominees listed below as Class B Director (one year term).

NOMINEES
	FOR ALL NOMINEES	Keith Grabel

WITHHOLD AUTHORITY FOR ALL NOMINEES
INSTRUCTIONS To withhold authority to vote for any individual nominee(s) Mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder: _____________________________________________________                  Date:  _______________________

Signature of Stockholder: _____________________________________________________                  Date:  _______________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.